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                                                                     Exhibit 2.1

                         AGREEMENT AND PLAN OF MERGER

                                      of

                        NORTHERN AUTOMOTIVE CORPORATION

                                     into

                                CSK AUTO, INC.
                       ________________________________


          AGREEMENT AND PLAN OF MERGER dated July 26, 1996 (the "Agreement") by
                                                                 ---------
and between NORTHERN AUTOMOTIVE CORPORATION, an Arizona corporation having a mailing address at 645 E. Missouri Avenue, Phoenix, Arizona 85012 ("NAC") and
                                                                    ---
CSK AUTO, INC., a Delaware corporation having a mailing address at 645 East Missouri Avenue, Phoenix, Arizona 85012 ("CSK"), as the "constituent
                                          ---
corporations" to the merger contemplated by this Agreement (the "Merger").
                                                                 ------

                             W I T N E S S E T H :
                             - - - - - - - - - -
          WHEREAS, the laws of the States of Arizona and Delaware permit the merger of NAC with and into CSK; and

          WHEREAS, the respective Boards of Directors of NAC and CSK deem it desirable and in the best interests of their respective corporations and stockholders to merge NAC with and into CSK, and have approved this Agreement for that purpose; and

          WHEREAS, this Agreement will be submitted to the stockholders of NAC and CSK for their approval.

          NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties contained in this Agreement, and in order to prescribe the terms
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and conditions of the Merger and the procedures to effectuate the Merger, the parties hereto agree as follows:


                                   ARTICLE I
                           TERMS AND EFFECT OF MERGER
                           --------------------------

          Section 1.01     The Merger;  Name of Surviving Corporation.  NAC and
                           ------------------------------------------
CSK are the constituent corporations as contemplated by the Delaware General Corporation Law (the "DGCL") and the Arizona Business Corporation Act (the
                      ----
"ABCA").  At the Effective Time (as defined in Section 2.02 of this Agreement)
 ----
and pursuant to the DGCL and the ABCA, (a) NAC shall be merged with and into CSK and the separate existence of NAC, except to the extent continued by law, shall cease, and (b) CSK shall be the "surviving corporation" and shall continue its corporate existence under the laws of the State of Delaware under the name "CSK Auto, Inc."

          Section 1.02     Certificate of Incorporation of Surviving
                           -----------------------------------------
Corporation.  The Certificate of Incorporation of the surviving corporation
- -----------
shall be the Certificate of Incorporation of CSK in effect at the Effective Time, which shall remain unchanged and unaffected by the Merger until further amended as provided by law.

          Section 1.03     By-laws of Surviving Corporation.  The By-laws of the
                           --------------------------------
surviving corporation shall be the By-laws of CSK in effect at the Effective Time, which shall remain unchanged and unaffected by the Merger until amended as provided by law.

          Section 1.04     Directors and Officers of Surviving Corporation.
                           -----------------------------------------------
From and after the Effective Time, the current Board of Directors of CSK shall continue to serve as directors of CSK until the first annual meeting of stockholders of CSK and until their respective successors

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shall be duly elected and qualify or until their tenure shall be otherwise terminated in accordance with the By-laws of CSK. From and after the Effective Time, the current officers of CSK shall continue to serve, in the offices to which they were elected, at the pleasure of the Board of Directors of CSK.

          Section 1.05     Effect of Merger on Capital Stock of Constituent
                           ------------------------------------------------
Corporations. As of the Effective Time, by virtue of the Merger and without any
- ------------
action on the part of the holder of any shares of capital stock of the constituent corporations:

          (a)  Each share of common stock, $10.00 par value, of NAC (the "NAC
                                                                          ---
Common Stock") issued and outstanding at and as of the Effective Time shall be
- ------------
converted into the right to receive 12,422.121 fully paid and nonassessable shares of common stock, par value $.001 per share, of CSK (the "CSK Common
                                                                ----------
Stock")  (collectively,  the "Common Stock Share Consideration").  All such
                              --------------------------------
shares of NAC Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares (a "NAC Common Certificate") shall cease to have
                                 ----------------------
any rights with respect thereto, except the right to receive the Common Stock Share Consideration.

          (b) Each share of CSK Common Stock, issued and outstanding at and as of the Effective Time shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto.

          (c)  Each share of preferred stock, $1,000.00 par value, of NAC (the

"NAC Preferred Stock" and, together, with the NAC Common Stock, the "NAC Stock")
- --------------------                                                 ---------
issued and outstanding, together with all accrued and unpaid dividends (which dividends, for the purpose of

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this subsection, shall be deemed converted into one share of NAC Preferred Stock for every one thousand dollars ($1,000) of dividends accrued and unpaid) thereon at and as of June 26, 1996 shall be converted into the right to receive
66.666666 fully paid and nonassessable shares of CSK Common Stock (the

"Preferred Stock Share Consideration" and, together with the Common Stock Share
- ------------------------------------
Consideration, the "Share Consideration" ).    All such shares of NAC Preferred
                    -------------------
Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares (a "NAC Preferred Certificate" and, together with a NAC Common
                    -------------------------
Certificate, a "NAC Certificate") shall cease to have any rights with respect
                ---------------
thereto, except the right to receive the Share Consideration. Upon the Effective Time, any dividends accrued on the NAC Preferred Stock subsequent to June 26, 1996 shall be deemed cancelled and the holder thereof shall cease to have any rights to such dividends.

          (d) There will be no outstanding shares of preferred stock, par value $.001 per share, of CSK, at and as of the Effective Time.

          Section 1.06     Exchange of Certificates, Procedures, Etc.  (a)  CSK
                           ------------------------------------------
shall at the Closing exchange certificates representing the shares of CSK Common Stock issuable pursuant to the provisions of this Article I as the Share Consideration for the NAC Certificates to be canceled and retired pursuant to the provisions of this Article I.

          (b) Immediately after the Effective Time, (i) upon surrender of a NAC Certificate to CSK for cancellation, the holder of such NAC Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of CSK Common Stock that such holder has the right to receive as the Share Consideration pursuant to the provisions of this

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Article I.  Until surrendered as contemplated by this Section, each NAC
Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Share Consideration upon such surrender.

          Section 1.07     No Fractional Shares.  No certificate or scrip
                           --------------------
representing fractional shares of CSK Stock shall be issued upon the surrender for exchange of the NAC Certificates and notwithstanding anything contained in
Section 1.05 to the contrary, the number of shares of CSK Common Stock to which each holder of NAC Stock (an "NAC Stockholder") shall be entitled at the
                              ---------------
Effective Time shall be rounded (up or down, as the case may be) to the closest whole number of shares of CSK Common Stock.

          Section 1.08     Effect of the Merger.  At the Effective Time, the
                           --------------------
constituent corporations shall become a single corporation and CSK shall continue to exist as the surviving corporation and shall thereupon and thereafter, pursuant to the DGCL and the ABCA, have all the rights, privileges, immunities, powers and franchises, and be subject to all the duties, liabilities, obligations and penalties, of each of the merging corporations, and all property, real, personal and mixed, and all debts due on whatever account and all other chooses in action, and all and every other interest of, or belonging to or due to each of the constituent corporations shall be vested in CSK without further act or deed, and CSK shall be subject to all of the liabilities, obligations and penalties of the respective constituent corporations, not pursuant to contract but by operation of law, all in the manner and to the full extent provided by the DGCL and the ABCA. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right in the surviving corporation, the directors and officers of the respective constituent corporations shall execute, acknowledge and deliver such instruments and perform

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such acts, for which purpose the separate existence of the constituent corporations and the authority of their respective directors and officers shall continue, notwithstanding the Merger.

          Section 1.09     Available Surplus.  Any surplus of the constituent
                           -----------------
corporations which was available for the payment of dividends and other distributions to stockholders immediately prior to the Merger shall continue to be so available to CSK for such payments to the same extent as before such Merger, except as otherwise required by law.

          Section 1.10     Legend.  Each certificate representing shares of CSK
                           ------
Common Stock issued as Share Consideration will contain a legend indicating such shares have been acquired for investment and not with the view to the distribution thereof and that they may not be sold, transferred or otherwise disposed of or encumbered unless registered under the Securities Act of 1933, as amended (the "1933 Act"), or unless the Company receives an opinion of its
              --------
counsel to the effect that no registration is required with respect to the proposed sale, transfer or other disposition or encumbrance.

                                  ARTICLE II
                          SUBMISSION TO STOCKHOLDERS;
                   CLOSING; FILING OF CERTIFICATE OF MERGER
                   ----------------------------------------

          Section 2.01     Submission to Stockholders.  NAC will call a special
                           --------------------------
meeting of its stockholders (the "Stockholders Meeting") to be held not less
                                  --------------------
than twenty (20) days after the calling of such meeting, for the purpose of the adoption of this Agreement by the NAC stockholders, in accordance with Section 251 of the DGCL and Section 10-1103 of the ABCA. In lieu of calling a Stockholders Meeting, NAC may circulate a unanimous written consent to its

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stockholders for their adoption of this Agreement.  CSK shall obtain the written consent to its sole shareholder for its adoption of this Agreement. Any such written consent shall also be deemed a Stockholders Meeting for purposes of this Agreement.

          Section 2.02     Closing; Filing of Certificate of Merger; Effective
                           ---------------------------------------------------
Time.  (a) Upon the terms and provisions set forth in this Agreement, the
- ----
constituent corporations shall cause a Certificate of Merger to be duly prepared in the form attached hereto as Exhibit A and properly executed and delivered for filing and thereafter duly filed with the Secretary of State of the State of Delaware, as provided in the DGCL and a Certificate of Merger to be duly prepared in the form attached hereto as Exhibit B and properly executed and delivered for filing and thereafter duly filed with the Arizona Corporation Commission, as provided in the ABCA, as soon as practicable on or after the Closing Date (as defined below) (said Certificates of Merger being collectively referred to as the "Certificate of Merger") , pursuant to which Certificate of
                    ---------------------
Merger NAC shall be merged with and into CSK. The Merger shall become effective upon the later of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or the Arizona Corporation Commission or at such later time thereafter as is provided in such Certificate of Merger (the "Effective Time").
- ---------------

          (b) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the office of Parker Chapin Flattau & Klimpl,
      -------
LLP at 10:00 A.M. on a date to be mutually agreed upon by NAC and CSK. The date on which the Closing occurs is referred to herein as the "Closing Date."
                                                          ------------

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                                 ARTICLE III
                         TERMINATION OF THIS AGREEMENT
                         -----------------------------

          Section 3.01     Termination.  This Agreement may be terminated at any
                           -----------
time prior to the Effective Time by mutual consent of CSK and NAC (as determined by their respective Boards of Directors), notwithstanding favorable action on the merger contemplated hereby by the stockholders of either or both corporations, and/or by the Boards of Directors of either or both corporations.

                                   ARTICLE IV
                                 MISCELLANEOUS
                                 -------------

          Section 4.01 Notices.  All notices, requests, demands and other
                       -------
communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by certified or registered mail, postage prepaid, addressed as follows:

            If to CSK, to it at:

            645 East Missouri Avenue
            Phoenix, Arizona 85012
            Attn:  Mr. James G. Bazlen

            If to NAC, to it at:

            645 E. Missouri Avenue
            Phoenix, Arizona 85012
            Attn.:  Mr. James G. Bazlen


          Section 4.02     Governing Law.  This Agreement and all amendments
                           -------------
thereof shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed therein.

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          Section 4.03   Counterparts.  This Agreement may be executed
                         ------------
simultaneously in one or more counterparts, each of which shall be deemed an original.

          Section 4.04   Modifications, Amendments and Waivers.  At any time
                         -------------------------------------
prior to the Effective Time, if authorized by their respective Boards of Directors, the parties hereto may, by written agreement, notwithstanding stockholder approval, amend or supplement any of the provisions of this Agreement; provided, however, that after this Agreement has been adopted by the
           --------  -------  ----
stockholders of NAC and CSK, no material amendment or supplement shall be made unless such amendment or supplement is also adopted by such stockholders. Any written agreement with respect to the Merger contemplated hereby shall be validly and sufficiently authorized for the purpose of this Agreement, if signed, on behalf of NAC and CSK, by a person or persons authorized to sign this Agreement.

          Section 4.05   Interpretation.  The headings contained in this
                         --------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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            IN WITNESS WHEREOF, CSK and NAC have caused this Agreement to be duly executed as of the date first above written.

Attest:                         NORTHERN AUTOMOTIVE CORPORATION


                                By:
___________________________        _______________________________
Secretary                             James G. Bazlen, President


Attest:                         CSK AUTO, INC.



                                By:
___________________________        _______________________________
Secretary                             James G. Bazlen, President

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